Exhibit 4.4

AMENDMENT NO. 1

Dated as of December 1, 2006

to

CREDIT AGREEMENT

Dated as of September 16, 2004

THIS AMENDMENT NO. 1 (“Amendment”) is made as of December 1, 2006 (the “Effective Date”) by and among Harley-Davidson Funding Corp., a Nevada corporation, Harley-Davidson Financial Services Europe Limited, a company incorporated and organized under the laws of England and Wales and Harley-Davidson Financial Services Canada, Inc., a corporation organized under the laws of Canada (collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Global Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of September 16, 2004 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1.             Amendments to Credit Agreement.  Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)           The Commitments of certain of the Syndicated Global Lenders are amended as set forth on Annex I hereto.  The Borrowers hereby agree to compensate each Syndicated Global Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Loans and the reallocation described in Section 2(a) below, in each case on the terms and in the manner set forth in Section 3.4 of the Credit Agreement.

2.             Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent and the Lenders shall have administered the reallocation of the Aggregate Outstanding Credit Exposure among the Lenders such that after giving effect to the amendments to the Commitments pursuant hereto, each Lender’s Pro Rata Share of the Aggregate Outstanding Credit Exposure is equal to such Lender’s Pro Rata Share of the Aggregate Commitment and (b) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, each Lender increasing its Commitment pursuant to Section 1(a) above, the Required Lenders and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantors and Harley, (ii) an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent and such other instruments and documents as are reasonably requested by the Administrative Agent and (iii) payment and/or reimbursement of the Administrative Agent’s reasonable fees and expenses (including, to the extent invoiced, fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.             Representations and Warranties of each Borrower.  Each Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

(b)           As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.

4.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

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5.             Governing Law.  This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois, but giving effect to federal laws applicable to banks.

6.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.             Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HARLEY-DAVIDSON FUNDING CORP., as a Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES EUROPE LIMITED, as a Borrower

By:____________________________________
Name:
Title:

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC., as a Borrower

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender, as Global Swingline Lender and as Global Administrative Agent

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

CITIBANK, N.A., individually as a Lender and as Syndication Agent

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

BNP PARIBAS, individually as a Lender and as Documentation Agent

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

ABN AMRO BANK N.V., individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

WACHOVIA BANK, N.A., individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

FORTIS CAPITAL CORP., individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

LLOYDS TSB BANK plc, individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

MIZUHO CORPORATE BANK, LTD., individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

WELLS FARGO BANK, N.A., individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

THE BANK OF NEW YORK, individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

BARCLAYS BANK plc, individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

M&I MARSHALL & IISLEY BANK, individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

THE NORTHERN TRUST COMPANY, individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

SCOTIABANK, INC., individually as a Lender

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

BANCA NAZIONALE DEL LAVORO SpA, individually as a Lender

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1

Credit Agreement dated as of September 16, 2004

Harley-Davidson Funding Corp. et al

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of June 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson Funding Corp., Harley-Davidson Financial Services Europe Limited and Harley-Davidson Financial Services Canada, Inc. (collectively, the “Borrowers”), the Lenders and JPMorgan Chase Bank, National Association, as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of November      , 2006 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Support Agreement (in the case of Harley), the Subsidiary Guaranty (in the case of the Guarantors) and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated December 1, 2006

[Signature Pages Follow]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON, INC.

By:___________________________________

Name:

Title:

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:___________________________________

Name:

Title:

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC.

By:___________________________________

Name:

Title:

HARLEY-DAVIDSON CREDIT CORP.

By:___________________________________

Name:

Title:

ANNEX I

COMMITMENTS

Lender	Commitment

JPMorgan Chase Bank, National Association	$215,000,000

Citibank, N.A.	$215,000,000

ABN AMRO Bank N.V.	$160,000,000

Wachovia Bank, N.A.	$160,000,000

BNP Paribas	$145,000,000

Fortis Capital Corp.	$60,000,000

Lloyds TSB Bank plc	$60,000,000

Mizuho Corporate Bank, Ltd.	$60,000,000

U.S. Bank National Association	$60,000,000

Wells Fargo Bank, N.A.	$60,000,000

The Bank of New York	$35,000,000

Barclays Bank plc	$35,000,000

M&I Marshall & Ilsley Bank	$35,000,000

The Northern Trust Company	$35,000,000

Scotiabanc, Inc.	$35,000,000

Banca Nazionale del Lavoro SpA	$30,000,000

Aggregate Commitment	$1,400,000,000